Exhibit 99.1

Wireless Telecom Group Adds Jennifer Fritzsche to Board of Directors

Parsippany, New Jersey, USA – December 21, 2020 –Wireless Telecom Group, Inc. (NYSE American: WTT), (the “Company”) announced today the appointment of Jennifer Fritzsche to serve as an independent member of its Board of Directors. The Company’s Board of Directors approved a resolution to increase the number of board members from seven to eight.

Alan Bazaar, Chairman of the Board of Directors of Wireless Telecom Group, commented, “We are pleased to welcome Jennifer to our Board. Her unique knowledge and expertise in both the capital markets and in communications infrastructure, especially as it relates to 5G and wireless infrastructure, will be an excellent addition to our Board. We are excited about WTT’s future role in the 5G rollout and ongoing network densification and private network deployments. I look forward to working with Jennifer and the contributions she will make to the Company.”

Ms. Fritzsche currently serves as the Chief Financial Officer and a director of Canopy Spectrum, LLC. Prior to Canopy Spectrum, she spent 25 years as an Institutional Investor ranked equity research analyst at Wells Fargo Securities covering Telecommunications / Cable Services and Communications Infrastructure. Ms. Fritzsche currently serves as a Senior Fellow at Georgetown University McDonough School of Business and was recently appointed as a director at Dycom Industries, Inc. (NYSE: DY). She is the co-founder of the Wells Fargo Windy City Women’s Networking Group, a member of the Chicago Economics Club, and is on the Women’s Auxiliary Board of Misericordia Heart of Mercy. Ms. Fritzsche has a Bachelor of Arts from the College of the Holy Cross and Master of Business Administration, with honors, from Northeastern University.

Jennifer Fritzsche commented, “As a leader in 5G software and solutions for network densification, WTT is well positioned to benefit from the growth of private networks and other long-term secular trends currently underway within the communications industry. I look forward to working with the Company’s Board of Directors and management team to create long-term value for our shareholders.”

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About Wireless Telecom Group

Wireless Telecom Group, Inc., comprised of Boonton, CommAgility, Holzworth, Microlab, and Noisecom, is a global designer and manufacturer of advanced RF and microwave components, modules, systems, and instruments. Serving the wireless, telecommunication, satellite, military, aerospace, semiconductor, and medical industries, Wireless Telecom Group products enable innovation across existing and emerging wireless technologies. With a product portfolio including peak power meters, signal generators, phase noise analyzers, signal processing modules, LTE PHY/stack software, power splitters and combiners, GPS repeaters, public safety components, noise sources, and programmable noise generators, Wireless Telecom Group supports the development, testing, and deployment of wireless technologies around the globe.

Wireless Telecom Group, Inc.’s website address is wirelesstelecomgroup.com. Except for historical information, the matters discussed in this news release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief, or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Such risks and uncertainties are identified in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019.

Investor Contact

Andrew M. Berger

Managing Director

SM Berger& Company

(216) 464-6400

andrew@smberger.com

Marketing Contact

Maria Droge: +1 (973) 386-9696

Wireless Telecom Group Inc.

25 Eastmans Road

Parsippany, NJ 07054

Tel: (973) 386-9696

Fax: (973) 386-9191

www.wtcom.com